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                          SECURITIES & EXCHANGE COMMISSION
                                WASHINGTON, DC 20549

                                --------------------

                                     FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            TRIDENT ROWAN GROUP, INC.
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            (Exact Name of Registrant as Specified in Its Charter)

                    MARYLAND                               52-0466460
    ----------------------------------------         ---------------------------
    (State of Incorporation or Organization)             (I.R.S. Employer
                                                         Identification No.)


      TWO WORLDS FAIR DRIVE, SOMERSET, NJ                     08873
    ---------------------------------------                 ----------
    (Address of Principal Executive Office)                 (Zip Code)


If this form relates to the registration
of a class of debt securities and is
effective upon filing pursuant to
General Instruction A(c)(1) please
check the following box.                 /   /



If this form relates to the registration
of a class of debt securities and is to
become effective simultaneously with
the effectiveness of a concurrent
registration statement under the
Securities Act of 1933 pursuant to
General Instruction A(c)(2) please
check the following box.                 /   /

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                     Name of Each Exchange on Which
        to be so Registered                     Each Class is to be Registered
        -------------------                     ------------------------------

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Securities to be registered pursuant to Section 12(g) of the Act:

                            Common Stock Purchase Warrants
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                                  (Title of Class)


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                                  (Title of Class)

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Item 1.     Description of Registrant's Securities to be Registered.

            The Registrant hereby incorporates by reference the description of securities to be registered contained in its Registration Statement on Form S-1, bearing Registration No. 333-21595.

Item 2.     Exhibits.

            (a) Form of Warrant (filed as Exhibit 4.2 to Registration Statement No. 333-21595, incorporated by reference).


                                 SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  TRIDENT ROWAN GROUP, INC.
                                              --------------------------------
                                                       (Registrant)

Date   May 29,1997
    ---------------------                     By    /s/ Howard E. Chase
                                                --------------------------------
                                                         (Signature)(1)

                                                Name:   Howard E. Chase
                                                Title:  President

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(1) Print the name and title of the signing officer under his signature.


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